EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements No. 333-104572 on Form S-8 of WGL Holdings, Inc. of our report dated June 30, 2008, relating to Washington Gas Light Company’s Savings Plan, with respect to the financial statements and supplemental schedule of the Washington Gas Light Company Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.
/s/ Mitchell & Titus, LLP

Washington, D.C.
June 30, 2008